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                                                                    EXHIBIT 99.1


                            N E W S    R E L E A S E


(KING PHARMACEUTICALS LOGO)
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For Immediate Release


            KING PHARMACEUTICALS AND ARROW INTERNATIONAL LIMITED AND AFFILIATES COLLABORATE ON NEW FORMULATIONS OF ALTACE(R)

BRISTOL, TENNESSEE, February 16, 2006 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that it has entered into a collaboration with Arrow International Limited and certain of its affiliates (collectively, "Arrow") to commercialize novel formulations of ALTACE(R) (ramipril). Under a series of agreements, Arrow has granted King rights to certain current and future New Drug Applications ("NDAs") regarding novel formulations of ALTACE(R) and intellectual property, including patent rights and technology licenses relating to these novel formulations. Under certain conditions, Arrow will be responsible for the manufacture and supply of new formulations of ALTACE(R) for King. Additionally, King has granted Cobalt Pharmaceuticals, Inc. a non-exclusive right to enter into the U.S. ramipril market with a generic capsule formulation of ramipril, which would be supplied by King. Cobalt is an affiliate of Arrow, but is not a party to the collaboration.

Steve Andrzejewski, Chief Commercial Officer of King, stated, "With this transaction, we believe we have added to our development pipeline promising potential line extensions for ALTACE(R), our leading branded ACE Inhibitor. Importantly, we believe this transaction enhances the long-term value of our ALTACE franchise and is consistent with our strategy to maximize the potential of our existing portfolio of products."

Pursuant to the agreements, King made an upfront payment to Arrow of $35 million. Arrow will also receive payments from King of $50 million based on the timing of certain events and could receive an additional $25 million based on the occurrence of certain conditions. Additionally, Arrow will earn fees for the manufacture and supply of new formulations.

ABOUT KING PHARMACEUTICALS
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the effect of the agreements on King's ALTACE(R) franchise. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ



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materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on King's and Arrows's ability to obtain regulatory approval for new formulations of ALTACE(R); dependence on the companies' abilities to successfully manufacture new formulations of ALTACE(R) after obtaining the necessary regulatory approval; dependence on King's ability to successfully market and sell new formulations of ALTACE(R); dependence on the availability and cost of raw materials; dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, NDAs, and supplemental New Drug Applications and/or the review of other regulatory agencies worldwide; dependence on compliance with FDA and other government regulations that relate to King's and Arrow's respective businesses; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2004 and Form 10-Q for the third quarter ended September 30, 2005, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    Contacts:

   James E. Green, Executive Vice President, Corporate Affairs -- 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs -- 423-989-7045








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